AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            CONCORD DEBT HOLDINGS LLC

      AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, made as of the 21st day of September, 2007 by and among WRT REALTY L.P., a Delaware limited partnership ("WRT"), THE LEXINGTON MASTER LIMITED PARTNERSHIP, a Delaware limited partnership (formerly known as The Newkirk Master Limited Partnership) ("Lexington"), and WRP MANAGEMENT LLC, a Delaware limited liability company (the "Administrative Manager").

                                    RECITALS:

      WHEREAS, WRT, Lexington and FUR Holdings LLC ("FUR") are party to that certain Limited Liability Company Agreement of 111 Debt Holdings LLC, a Delaware limited liability company (the "Company"), dated as of March 31, 2006 (the "Original Agreement");

      WHEREAS, WRT and Lexington previously appointed the Administrative Manager as the administrative manager of the Company;

      WHEREAS, WRT, Lexington and WRP desire to amend and restate the Original Agreement in its entirety;

      NOW, THEREFORE, In consideration of the covenants and conditions set forth in this Agreement, the parties agree as follows.

                                    ARTICLE I
                               CERTAIN DEFINITIONS

      1.1 General Terms. For purposes of this Agreement, the following terms shall have the following respective meanings:

      Administrative Manager: WRP Management LLC, a Delaware limited liability company.

      Affiliate: With respect to a specified Person, (i) a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person, (ii) any Person who is an officer, director, member or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner, member or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person who, directly or indirectly, is the beneficial owner of 25% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person has a substantial beneficial interest and (iv) the spouse, issue, or parent of the specified Person. An Affiliate does not include a Person who is a partner in a partnership or joint venture with the Company or any Member if such Person is not otherwise an Affiliate of the Company or any Member.

      Bankruptcy: With respect to any Member, (i) the filing by that Member of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of his debts under Title 11 of the United States Code or any other Federal or state insolvency law, or a Member's filing an answer consenting to or acquiescing in any such petition, (ii) the making by that Member of any assignment for the benefit of his creditors or (iii) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver, trustee or custodian for the assets of that Member, or an involuntary petition seeking assets of that Member, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other Federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period.

      Capital Accounts: The capital accounts of the Members, maintained in accordance with Article IV.

      Capital Contributions: The capital contributions of the Members set forth in Section 4.2.

      Cause: Either (i) the Administrative Manager's continuous and intentional failure to perform its duties under this Agreement; (ii) intentional misconduct by the Administrative Manager which is materially injurious to the Company or any member, monetarily or otherwise; or (iii) the material breach by the Administrative Manager of any of the terms or conditions of this Agreement (including, without limitation, Section 6.3 hereof) or any agreement relating to a Loan Asset or an Investment Entity Loan.

      Code: The Internal Revenue Code of 1986, as amended from time to time, or any similar Federal internal revenue law enacted in substitution for the Code.

      Company: Concord Debt Holdings LLC

      Company Interest. The ownership interest of any Member in the Company, including, without limitation, all rights to receive Distributions and allocations of Profit and Loss.

      Company Law: The Delaware Limited Liability Company Law, as amended from time to time.

      Covered Person: Any Member, the Administrative Manager, the members of the Investment Committee or any Affiliate thereof, or any officer, director, shareholder, partner, employee, representative or agent of a Member, the Administrative Manager or their respective Affiliates, or any employee or agent of the Company or its Affiliates.

      IC Transaction: As defined in Section 3.2(b)(i) hereof.

      Interest: A Member's share of the Profits and Losses of the Company and a Member's rights to receive distributions in accordance with the provisions of this Agreement and the Company Law.

      Investment Committee: As defined in Section 3.2 hereof.

      Investment Entities: 111 Debt Acquisition LLC, a Delaware limited liability company, and 111 Debt Acquisition - Two LLC, a Delaware limited liability company, each of which will be formed for the sole purpose of acquiring and disposing of Loan Assets, and their respective subsidiaries, if any.

      Investment Entity Loan: Shall mean (i) any loan agreement, warehouse line of credit or other financing arrangement obtained by an Investment Entity other than a borrowing under the Warehouse Lines or a borrowing in connection with the acquisition of a Loan Asset that is not an IC Transaction.

      Lexington Change of Control: Any of

            (A) The acquisition by any Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) ("Beneficial Ownership") of 20% or more of either (i) the then outstanding common shares of beneficial interest of LXP (the "Outstanding LXP Common Stock") or (ii) the combined voting power of the then outstanding voting securities of LXP entitled to vote generally in the election of trustees (the "Outstanding LXP Voting Securities"); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from LXP, (2) any acquisition by LXP, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by LXP, or any entity controlled by LXP, or (4) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (C) of this definition; or

            (B) Individuals who, as of the date hereof, constitute the Board of Trustees of LXP (the "LXP Incumbent Board") cease for any reason to constitute at least a majority of the Board of Trustees of LXP; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for election by the applicable Person's shareholders, was approved by a vote of at least a majority of the trustees then comprising the LXP Incumbent Board shall be considered as though such individual were a member of the LXP Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Trustees of LXP; or

            (C) Consummation of a reorganization, merger or consolidation of Lexington or LXP (a "LXP Business Combination"), in each case, unless, following such LXP Business Combination, (1) all or substantially all of the Persons who had Beneficial Ownership, respectively, of the applicable Outstanding LXP Common Stock and applicable Outstanding LXP Voting Securities immediately prior to such LXP Business Combination, have Beneficial Ownership, of more than 50%, respectively, of the then outstanding common shares of beneficial interest and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees, as the case may be, of the entity resulting from such LXP Business Combination (including, without limitation, an entity which as a result of such transaction owns the applicable company or all or substantially all of such company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such LXP Business Combination of the applicable Outstanding LXP Common Stock and Outstanding LXP Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of such company or such entity resulting from such Business Combination) acquires Beneficial Ownership of 20% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the LXP Business Combination and (3) at least a majority of the members of the board of directors or board of trustees, as the case may be, of the entity resulting from such LXP Business Combination were members of the LXP Incumbent Board at the time of the execution of the initial agreement with the successor or purchasing entity in respect of such LXP Business Combination, or of the action of the Board of Trustees of LXP, providing for such LXP Business Combination; or

            (D) Approval of a complete liquidation or dissolution of Lexington or LXP.

      Loan Assets: Loan receivables, participation interests and other instruments evidencing indebtedness of a third party.

      LXP: Lexington Realty Trust, a Maryland real estate investment trust, together with its permitted successors and assigns.

      Management Agreement: The Management Advisory Agreement, dated as of January 1, 2007, between the Company and the Administrative Manager, as the same may be amended, modified and supplemented from time to time.

      Maximum Capital Contribution: With respect to each Member, $137,500,000.

      Members: WRT and Lexington and such other Persons who become party hereto, together with their permitted successors and assigns.

      Ownership Percentages. With respect to each Member, each Member's Ownership Percentage shall be the percentage determined by dividing such Member's Capital Contribution at the date of determination by the sum of all Members' Capital Contributions as of such date.

      Person: An individual, trust, estate, partnership, joint venture, association, company, corporation, limited liability company or other entity.

      Profit and Loss: With respect to each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (i) Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall be added to such taxable income or loss; and

            (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profit or Loss shall be subtracted from such taxable income or loss.

      Regulations: The final, temporary and proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      Securitized Entity: A collateralized debt obligation entity, collateralized mortgage backed securities and similar securitized entities established by the Company or its subsidiary.

      Transfer: (i) any sale, conveyance, transfer or assignment, or the entry into any agreement to sell, convey, transfer or assign, whether by law or otherwise, of, on, in or affecting (x) all or part of a Member's Company Interest (including any legal or beneficial direct or indirect interest therein), (y) any direct or indirect interest in a Member (including any profit interest), or (z) any direct or indirect interest in a Member, (ii) any Lexington Change of Control, or (iii) any WRT Change of Control. For purposes hereof, a Transfer of an interest in a Member shall be deemed to include (A) if a Member or controlling equityholder of a Member is a corporation or trust, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock or trust's beneficial interests (or the stock or beneficial interests of any corporation or trust directly or indirectly controlling such corporation or trust by operation of law or otherwise) and (B) if a Member or controlling equityholder of a Member is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member.

      Warehouse Lines: Individually and collectively (i) that certain Master Repurchase Agreement, dated March 30, 2006, among Column Financial Inc., 111 Debt Acquisition LLC, 111 Debt Acquisition Mezz LLC and Lexington and (ii) that certain Master Repurchase Agreement to be entered into between Bear Stearns International Limited and 111 Debt Acquisition-Two LLC.

      Winthrop: Winthrop Realty Trust, an unincorporated association in the form of an Ohio business trust, together with its permitted successors and assigns.

      WRT Change of Control: Any of

            (A) The acquisition by any Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of Beneficial Ownership of 20% or more of either (i) the then outstanding common shares of beneficial interest of

Winthrop (the "Outstanding Winthrop Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Winthrop entitled to vote generally in the election of trustees (the "Outstanding Winthrop Voting Securities"); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from Winthrop, (2) any acquisition by Winthrop, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Winthrop, or any entity controlled by Winthrop, or (4) any acquisition by any entity pursuant to a transaction which complies with clauses
(1), (2) and (3) of subsection (C) of this definition; or

            (B) Individuals who, as of the date hereof, constitute the Board of Trustees of Winthrop (the "Winthrop Incumbent Board") cease for any reason to constitute at least a majority of the Board of Trustees of Winthrop; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for election by the applicable Person's shareholders, was approved by a vote of at least a majority of the trustees then comprising the Winthrop Incumbent Board shall be considered as though such individual were a member of the Winthrop Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Trustees of Winthrop; or

            (C) Consummation of a reorganization, merger or consolidation of WRT or Winthrop (a "Winthrop Business Combination"), in each case, unless, following such Winthrop Business Combination, (1) all or substantially all of the Persons who had Beneficial Ownership, respectively, of the applicable Outstanding Winthrop Common Stock and applicable Outstanding Winthrop Voting Securities immediately prior to such Winthrop Business Combination, have Beneficial Ownership, of more than 50%, respectively, of the then outstanding common shares of beneficial interest and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees, as the case may be, of the entity resulting from such Winthrop Business Combination (including, without limitation, an entity which as a result of such transaction owns the applicable company or all or substantially all of such company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Winthrop Business Combination of the applicable Outstanding Winthrop Common Stock and Outstanding Winthrop Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of such company or such entity resulting from such Business Combination) acquires Beneficial Ownership of 20% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Winthrop Business Combination and (3) at least a majority of the members of the board of directors or board of trustees, as the case may be, of the entity resulting from such Winthrop Business Combination were members of the Winthrop Incumbent Board at the time of the execution of the initial agreement with the successor or purchasing entity in respect of such Winthrop Business Combination, or of the action of the Board of Trustees of Winthrop, providing for such Winthrop Business Combination; or

            (D) Approval of a complete liquidation or dissolution of WRT or Winthrop.

      1.2 Other Terms. Unless the context shall require otherwise:

            (a) Words importing the singular number or plural number shall include the plural number and singular number respectively;

            (b) Words importing the masculine gender shall include the feminine and neuter genders and vice versa;

            (c) Reference to "include", "includes", and "including" shall be deemed to be followed by the phrase "without limitation"; and

            (d) Reference in this Agreement to "herein", "hereof", "hereby" or "hereunder", or any similar formulation, shall be deemed to refer to this Agreement as a whole, including the Exhibits.

                                   ARTICLE II
                               GENERAL PROVISIONS

      2.1 Continuation of the Company. The Members desire to continue the existence of the Company under the Company Law pursuant to this agreement. The provisions of the Company Law shall govern the rights and obligations of, and the relationships among, the Members except as modified by the provisions of this Agreement.

      2.2 Further Action. The Administrative Manager shall take any and all action, as may be required, from time to time, under the laws of the State of Delaware, to give effect to, and continue in good standing, the Company.

      2.3 Name of the Company. The name of the Company shall be Concord Debt Holdings LLC, or such other name as the Members may from time to time determine. The Administrative Manager shall have the right to cause the Company to operate under one or more assumed names (which shall not include the name of any Member or any similar name) where required to comply with the laws of any states in which the Company is doing business. The Administrative Manager shall cause to be filed on behalf of the Company such company or assumed or fictitious name certificate or certificates or other similar documents as may from time to time be required by law for the formation and continuation of the Company as a limited liability company under the laws of Delaware applicable to a limited liability company and the laws of such other states in which the Company is doing business regarding the qualification of a foreign limited liability company.

      2.4 Business of the Company. The business of the Company shall be to: (i) acquire, own, hold, sell, transfer, hypothecate and ultimately dispose of the Investment Entities; (ii) make, enter into, perform and carry out any arrangements, contracts or agreements relating to the foregoing, and (iii) do any and all things necessary or incidental to any of the foregoing to carry out and further the business of the Company as contemplated by this Agreement. The Company shall not engage in any business or activity not authorized by this Agreement.

      2.5 Place of Business; Registered Agent. The Company's principal place of business is 7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts 02114 or such other place as the Administrative Manager may, from time to time, determine. The Company's registered agent in Delaware shall be c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. Such office and registered agent may be changed from time to time in accordance with the Company Law, as may be approved the Administrative Manager.

      2.6 Duration of the Company. The Company shall commence upon the filing of a Certificate of Formation for the Company in accordance with the Company Law, and shall continue until dissolved in accordance with Article IX of this Agreement.

      2.7 Title to Company Property. A Member's interest in the Company shall for all purposes be personal property. All property owned by the Company, whether real or personal, tangible or intangible, shall be owned by the Company as an entity, and no Member, individually, shall have any ownership interest in that property.

                                   ARTICLE III
                                   MANAGEMENT

      3.1 Management of the Company. Except as otherwise provided herein, the overall management and control of the business and affairs of the Company shall be vested in the Members.

      3.2 Investment Committee. (a) The Members hereby establish an investment committee (the "Investment Committee") which Investment Committee shall consist of five individuals: each Member shall appoint two members, and the Administrative Manager shall appoint one member.

            (b) Except as otherwise expressly provided in this Agreement, all decisions with respect to any matter set forth in this Agreement or otherwise affecting or arising out of the conduct of the business of the Company shall be made by the affirmative vote of at least three members of the Investment Committee appointed by the Members including, without limitation:

                  (i) all acquisitions and dispositions of Loan Assets by an Investment Entity with an initial value or purchase price of $20,000,000 or more (a "IC Transaction");

                  (ii) the entering into of an Investment Entity Loan;

                  (iii) the payment of any fees to a Member, the Administrative Manager or an Affiliate thereof except as contemplated by Section 3.6 hereof;

                  (iv) the retention of accountants or Sarbanes-Oxley consultants on behalf of the Company or an Investment Entity.

      3.3 Limitation on the Investment Committee's Authority. Notwithstanding anything herein to the contrary, the Investment Committee shall not have the authority to do any of the following acts, except with the approval of all
Members:

                  (i) permit the merger or consolidation of the Company or an Investment Entity with or an investment by it in any other Person;

                  (ii) admit any Person as a Member except as provided in
      Article 7 or require any Capital Contribution except as provided in
      Article 4;

                  (iii) enter into any transactions, agreements or other arrangements on behalf of the Company with the Administrative Manager, a Member or their respective Affiliates;

                  (iv) enter into any agreement which would cause any Member to become personally liable on, in respect of, or to guaranty, any indebtedness of the Company without such Member's consent;

                  (v) cause the Company or an Investment Entity to make any Bankruptcy filing;

                  (vi) take any action that, if taken directly by WRT, would require the approval of the Conflicts Committee or, if taken directly by Lexington, would be subject to the provisions of Article XIV of Lexington's bylaws; or

                  (vi) amend this Agreement.

      3.4 Authority of the Administrative Manager. In addition to all other rights granted to, and the obligations of, the Administrative Manager hereunder and under the Management Agreement, the Administrative Manager shall have the right to cause an Investment Entity to (i) acquire or dispose of a Loan Asset with an initial value or purchase price of less than $20,000,000, (ii) modify the terms of a document underlying a Loan Asset unless the economic terms of such Loan Asset, the security for such Loan Asset or the maturity date of such Loan Asset are modified, and (iii) take all actions on behalf of the Company that are "ministerial" or "administrative" in nature.

      3.5 Services of the Members. The Members, the Investment Committee and the Administrative Manager shall devote such time and effort to the business of the Company as shall reasonably be necessary to promote adequately the interests of the Company and the mutual interests of the Members, and shall perform its duties with the same degree of care it exercises with respect to loans where it is the sole participant; however, it is specifically understood and agreed that the Members and their respective Affiliates shall not be required to devote full time to the business of the Company and that, except as otherwise provided in this Section 3.5 the Members or in such other agreements in effect from time to time among the two or more of the parties hereto, the Investment Committee the

Administrative Manager and their respective Affiliates may at any time and from time to time engage in and possess interests in other business ventures of any and every type and description, and neither the Company, the Members nor the Administrative Manager shall by virtue of this Agreement or otherwise have any right, title or interest in or to such independent ventures.

      3.6 Reimbursement of Expenses; Fees. Notwithstanding anything else herein but subject to Article X hereof, neither the Members nor the Administrative Manager shall be entitled to reimbursement or payment for their expenses associated with Company activities. Without the consent of any Member, the Administrative Manager shall have the right to cause the Company to enter into the Management Agreement and cause the Company to consent to the entering into by a Securitized Entity of a Collateral Management Agreement with an affiliate of the Company on terms and conditions consistent with the terms and conditions for collateral management agreements entered into between entities similar to such Securitized Entity and third party collateral managers of comparable experience and expertise.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

      4.1 Capital. The capital of the Company shall consist of the amounts contributed to the Company pursuant to this Article IV.

      4.2 Capital Contributions. Each of the Members s have previously made Capital Contribution to the Company in the amounts set forth on the books and records of the Company.

            (b) At such time or times as the Investment Committee or the Administrative Manager, as applicable, shall have authorized the acquisition by an Investment Entity of a Loan Asset, the Administrative Member shall deliver notice thereof to each Member (the "Capital Call") setting forth the total amount required for the acquisition of the Loan Asset (the "Capital Call Amount"). Within five days of receipt of the Capital Call, each Member shall, make an Additional Capital Contribution to the Company in an amount equal to the product of (1) the Ownership Percentage of such Member and (2) the Capital Call Amount; provided, however, in no event shall a Member be required or permitted to make an Additional Capital Contribution if, when added to all Capital Contributions previously made to the Company by such Member, such amount exceeds the Maximum Capital Contribution for such Member. If a Member shall fail to timely make a required Additional Capital Contribution pursuant to this paragraph (b), the other Members shall have the right, but not the obligation, to satisfy such Member's Additional Capital Contribution by making a loan (the "Default Loan") to the Company equal to the product of (i) the amount of the defaulting Member's Additional Capital Contribution and (ii) a fraction, the numerator of which is such Member's Ownership Percentage and the denominator of which shall be the aggregate Ownership Percentages of all Members electing to make a loan to the Company. All Default Loans shall bear interest at a rate of 15% per annum and shall be payable from the assets of the Company.

            (c) Except as set forth in this Section 4.2, no additional Capital Contributions shall be required or permitted of any Member without the consent of all members.

      4.3 Capital Accounts. (a) The Administrative Manager shall cause to be kept for each Member a capital account ("Capital Account") which shall be computed from the date hereof and which shall initially be equal to the capital contribution of each Member on the date hereof and shall be determined and maintained in accordance with Regulations Section 1.704-1(b)(2)(iv), and shall be interpreted and applied, and Capital Accounts shall be maintained, in a manner consistent with such Regulations.

            (b) No interest shall be paid by the Company on any Capital Contribution. A Member shall not be entitled to demand the return of, or to withdraw, any part of his Capital Contribution or any balance in his Capital Account, or to receive any distribution, except as provided for in this Agreement. Neither the Administrative Manager nor any Member shall be liable for the return of the Capital Contributions of any other Member and no Member shall have any obligation to restore the amount of any deficit in its Capital Account to the Company.

                                    ARTICLE V
                   DISTRIBUTIONS; ALLOCATION INCOME AND LOSSES

      5.1 Distributions. Distributions pursuant to this Section 5.1 shall be made at such time or times, and in such amounts, as the Investment Committee shall determine. Distributions shall made to the Members in accordance with their Ownership Percentages and in the form of cash only.

      5.2 Allocations of Profit and Loss. Profit and Loss for any fiscal year of the Company shall be allocated among the Members in accordance with their Ownership Percentages from time to time.

      5.3 Tax Elections. The Investment Committee shall determine whether the Company shall make any applicable tax elections, including an election in accordance with Section 754 of the Code to adjust the basis of the assets of the Company for Federal income tax purposes in the event of a distribution of Company property as described in Section 734 of the Code or a transfer by any Member of its Company Interest as described in Section 734 of the Code.

                                   ARTICLE VI
                           BOOKS AND RECORDS; ACCOUNTS

      6.1 Books and Records. True and correct books of account with respect to the operations of the Company shall be kept at the principal place of business of the Company. The Administrative Manager shall be responsible for keeping the books of account. The Company shall also maintain at its principal place of business the following records: (a) a current list of the full name and last known business or residence address of each Member set forth in alphabetical order, (b) a copy of the Certificate of Formation of the Company and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed, (c) copies of the Company's Federal, state and local income tax returns and reports, if any, for the three most recent years and (d) copies of this Agreement and any amendments hereto and of any financial statements of the Company for the three most recent years.

      Any Member shall have the right, at its own expense, to examine, or have its duly authorized representative examine, the books of account of the Company and such other information reasonably related to such Member's interest in the Company, and the Company shall make them available at the office at which those books are maintained.

      6.2 Accounting Basis and Fiscal Year. The Company's books shall be kept on the cash method of accounting. The fiscal year of the Company shall be the calendar year.

      6.3 Tax Returns. (a) The Administrative Manager shall cause the Company to prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, state or local tax returns required to be filed by the Company. The Company shall furnish each Member within 60 days of the end of each fiscal year or as soon thereafter as such information is available to the Company, with such information as may be needed to enable such Member to file his or its Federal income tax return and any required state income tax return. The Administrative Manager shall cause the Company to pay, out of available cash flow and other assets of the Company, any taxes payable by the Company. Except as otherwise set forth in this Agreement, all decisions regarding tax elections shall be made by the Administrative Manager.

            (b) Each Member agrees to report, on his or its own income tax returns each year, each item of income, gain, loss, deduction and credit as reported by the Company to such Member on the Schedule K-1 (or other similar tax report) issued by the Company to such Member for such year. Except as otherwise required by law, no Member shall take any tax reporting position that is inconsistent in any respect with any tax reporting positions taken by the Company or any entity in which the Company owns any equity interest, and, in the event of a breach by such Member of the provisions of this Section 6.3(b), such Member shall be liable to the Company and the other Members for any costs, liabilities and damages (including, without limitation, consequential damages) incurred by any of them on account of such breach.

      6.4 Tax Matters Member. Lexington is hereby designated the "Tax Matters Partner" pursuant to Section 6231 of the Code (and any comparable provision of applicable state and local tax laws). The Members hereby consent to such designation and agree to take any further action as may be required to effectuate and maintain such designation and Lexington is authorized to take such actions as may be required to effectuate and maintain such designation.

      6.5 Reports to Members. The Administrative Manager shall cause all reports and other documents received by it with respect to the Loan Participation or the Loan to be delivered to the Members within five business days of receipt thereof including, without limitation, all notices regarding the issuance of dividends and all copies of all proxy material. The Administrative Manager shall promptly give notice to the Members any development of which the Administrative Manager is aware that in its reasonable judgment will result in a material adverse effect to the Company or that would result in action requiring a consent of the Members hereunder.

                                   ARTICLE VII
                 ASSIGNABILITY OF INTERESTS; ADDITIONAL MEMBERS

      7.1 General Conditions. Whether or not otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Company Interest, or any rights to receive any Distributions under this Agreement if, in the opinion of counsel to the Company or, in the opinion of counsel to the non-transferring Members, which counsel is satisfactory to the transferring Member, in its reasonable discretion, the Transfer would (a) cause the termination or dissolution of the Company under the Company Law; (b) require registration under the Securities Act of 1933, as amended, or under any other securities law or result in the violation of any applicable state securities laws; (c) cause the Company or any Member to be subject to any additional regulatory requirements; (d) cause the Company to be taxed as a corporation under the Code; or (e) cause a default under any agreement to which the Company is a party.

      7.2 Transfer by Members. No Member may Transfer all or any portion of its Company Interest without the consent of all Members other than to an Affiliate of such Member. Notwithstanding the preceding sentence, each Member agrees that its consent will not be unreasonably withheld if such purported Transfer is to a Person that has provided evidence sufficient to the consenting Member that such Person has the financial capability to make capital contributions to the Company equal to not less than 12.5% of the Company's total net asset value.

      7.3 Additional Member. A transferee of all or part of the Company Interest of a Member permitted under this Agreement shall be admitted to the Company as an Additional Member and be listed as a Member on the books and records of the Company only if (a) the transferring Member gives such right to the transferee,
(b) except for transfers to an Affiliate, the Members consent to the admission of the transferee, which consent may be withheld in the Members' sole discretion, (c) the transferee shall execute and deliver an agreement reasonably satisfactory to and approved by the Members, agreeing to assume and to be bound by and to comply with all of the terms and conditions of this Agreement applicable to the Members, (d) the transferee shall execute, and deliver all necessary certificates or other documents and perform such other acts as may be required under the Company Law or other applicable laws and regulations to effectuate the admission of the Additional Member and to preserve the status and legal compliance of the Company as reasonably satisfactory to and approved by the Members and (e) the transferee shall pay all reasonable expenses of the Company and the Members connected with the admission including, but not limited to, reasonable legal and accounting fees and disbursements.

      7.4 Treatment. Until compliance with the provisions of Section 7.3, the Company shall be entitled to treat the record owner of any Company Interest as the absolute owner of such Company Interest in all respects and shall incur no liability for Distributions made to such owner.

      7.5 Other Transfers Void. Any Transfer made in violation of the provisions of this Article VII or of Article VIII shall be null and void and shall not bind the Company or any Member.

      7.6 No Release. In the event of any such transfer by a Member in compliance with the provisions of this Article VII, the transferor shall continue to be obligated under this Agreement for any failure of the transferee to perform any duty or obligation under this Agreement or otherwise to violate the terms of this Agreement.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

      8.1 Representations of the Members. Each Member severally represents and warrants that it (i) is an Accredited Investor (as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended), (ii) is acquiring its Company Interest for investment purposes only (iii) has complied with all applicable Federal and state securities laws in connection with the issuance of its equity interests, except to the extent that such failure does not have a material adverse effect on such Member; (iv) has received copies of all such documents as it deems advisable in making his decision to invest in the Company and has reviewed and understands such agreements and (v) has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company, and all such questions have been answered to the reasonable satisfaction of the Member.

      8.2 Tax Identification Number. Each Member's true and correct social security or tax identification number, as the case may be, is set forth below such Member's name on Schedule 1 hereto.

                                   ARTICLE IX
                    DISSOLUTION, LIQUIDATION AND TERMINATION

      9.1 Events of Dissolution. The Company shall be dissolved upon the happening of any of the following events:

            (a) The disposition of all or substantially all of the assets of the Company;

            (b) The unanimous vote of the Members to dissolve the Company;

            (c) The occurrence of any event under the Company Law that terminates the continued membership of a Member in the Company;

            (d) The entry of a decree of judicial dissolution under Section 702 of the Company Law.

      Dissolution of the Company shall be effective on the day the event occurs giving rise to the dissolution, but the Company shall not terminate until the Certificate of Formation of the Company have been canceled and the assets of the Company have been distributed as provided herein.

      9.2 Limited Return of Capital Contributions Upon Dissolution. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company and its Capital Contribution, and shall have no recourse therefor (upon dissolution or otherwise) against any Member. Notwithstanding the dissolution of the Company, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement until termination of the Company, as provided in this Agreement. Upon dissolution of the Company, the Administrative Manager, or a liquidator (who may be a Member) appointed by the Administrative Manager shall liquidate the assets of the Company, apply and distribute the proceeds thereof as contemplated by this agreement and cause the cancellation of the Company's Certificate of Formation.

      9.3 Distributions Upon Liquidation. (a) Upon dissolution of the Company, the Administrative Manager or a liquidator appointed pursuant to Section 9.2, shall liquidate the assets of the Company as promptly as is consistent with obtaining the fair value thereof, and apply and distribute the proceeds thereof:

            (i) First, to creditors in the order of priority provided by law;

            (ii) Second, to the establishment of any reserves for contingencies which the Administrative Manager (or liquidator) may consider necessary; and

            (iii) The balance, if any, to the Members in the manner provided in
      Section 5.1 hereof, provided that no Member shall be distributed any amount in excess of such Member's positive Capital Account balance, and any excess shall instead be distributed to the Members with positive Capital Account balances, in proportion to such positive Capital Account balances.

            (b) Notwithstanding the foregoing, in the event the Administrative Manager (or liquidator) shall determine that an immediate sale of part or all of the Company assets would cause undue loss to the Members, the Administrative Manager (or liquidator), in order to avoid such loss, may, after giving notice to all the Members, to the extent not then prohibited by the laws, including the Company Law, of any jurisdiction in which the Company is then formed or qualified and applicable in the circumstances, defer liquidation of and withhold from distribution for a reasonable time any assets of the Company except those necessary to satisfy the Company's debts and obligations.

            (c) After the proceeds of the liquidation of the assets of the Company have been distributed (which shall occur as soon as practical), the Administrative Manager (or liquidator) shall cause the Certificate of Formation of the Company to be canceled.

      9.4 Final Accounting. Upon the dissolution of the Company a proper accounting shall be made by the Company's independent public accountants from the date of the last previous accounting to the date of dissolution.

                                    ARTICLE X
                             LIABILITY, EXCULPATION
                               AND INDEMNIFICATION

      10.1 Liability. (a) Except as otherwise provided by the Company Law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the

Company, and no liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

            (b) Except as otherwise expressly required by law, a Member, in its capacity as Member, shall have no liability in excess of (i) the amount of its Capital Contributions, (ii) its share of any assets and undistributed Profit of the Company, (iii) its obligation to make other payments expressly provided for in this Agreement, and (iv) the amount of any distributions wrongfully distributed to it.

      10.2 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of a breach of this Agreement or the gross negligence or willful misconduct by such Covered Person with respect to such acts or omissions; provided, however, that any indemnity under this Section 10.2 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof. No Covered Person may settle a third party claim without the consent of all Members.

      10.3 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 10.2 hereof.

                                   ARTICLE XI
                                  MISCELLANEOUS

      11.1 Notices. Any notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the Member giving such notice, election or demand and shall be deemed to have been given (i) when personally delivered with signed delivery receipt obtained, (ii) when transmitted by facsimile machine with printed confirmation of successful transmission to the appropriate facsimile number of the address listed below being obtained by the sender from the sender's facsimile machine, or (iii) three business days after such notice has been deposited in the United States first class mail if sent postage prepaid by registered or certified mail, return receipt requested, in each case addressed to such Member at the address set forth on the books and records of the Company. A Member may change the address to which notices shall be sent by written notice to all Members (said change of addresses to be effective upon receipt by all Members).

      11.2 Successors and Assigns. Subject to the restrictions on transfer set forth in this Agreement, this Agreement, and each provision of this Agreement, shall be binding upon and shall inure to the benefit of the Members, their respective successors, successors-in-title, heirs and permitted assigns, and each successor-in-interest to any Member, whether such successor acquires such interest by way of gift, purchase, foreclosure or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

      11.3 Amendments. This Agreement may be amended only by a written document approved by and duly executed by all of the Members.

      11.4 Partition. No Member or any successor-in-interest to any Member shall have the right while this Agreement remains in effect to have any Company assets partitioned, and each Member, on behalf of itself, its successors, representatives, heirs and assigns, hereby waives any such right. It is the intention of the Members that during the term of this Agreement the rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the rights of any Member or successor-in-interest to assign, transfer, sell or otherwise dispose of any interest in the Company shall be subject to the limitations and restrictions of this Agreement.

      11.5 No Waiver. The failure of any Member to insist upon strict performance of a covenant under this Agreement or of any obligation under this Agreement, irrespective of the length of time for which such failure continues, shall not be a waiver of that Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation under this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation under this Agreement. No waiver or consent shall be effective unless in writing.

      11.6 Entire Agreement. This Agreement constitutes the full and complete agreement of the parties to this Agreement with respect to the subject matter of this Agreement.

      11.7 Captions. The titles or captions of Articles or Sections contained in this Agreement are inserted only as a matter of convenience and for reference, are not a part of this Agreement, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.

      11.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall for all purposes constitute one agreement, binding on all the Members, notwithstanding that all Members have not signed the same counterpart.

      11.9 Separability. In case any of the provisions contained in this Agreement or any application of any of those provisions shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and other applications of those provisions shall not in any way be affected or impaired thereby.

      11.10 Applicable Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by and interpreted, construed and enforced in accordance with the law of the State of Delaware applicable to agreements made and to be performed in the State of Delaware.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written.

                                        WRT REALTY L.P.

                                        By: Winthrop Realty Trust
                                            General Partner

                                            By _____________________________
                                               Peter Braverman
                                               President

                                        THE LEXINGTON MASTER LIMITED PARTNERSHIP

                                        By: Lex GP-1 Trust
                                            General Partner

                                            By _____________________________

                                        WRP MANAGEMENT LLC

                                        By: FUR Holdings LLC
                                            Administrative Manager

                                            By: WEM-FUR Investors LLC
                                                Managing Member

                                                By ___________________________
                                                   Michael L. Ashner
                                                   Managing Member